Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Getaround, Inc.

San Francisco, California

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 23, 2022, relating to the consolidated financial statements of Getaround, Inc. (the “Company”), appearing in the Company’s Registration Statement on Form S-4 (No. 333-266054), as amended, for the year ended December 31, 2021. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

San Francisco, California

February 14, 2023